================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           REPUBLIC BANCSHARES, INC.
                              RBI CAPITAL TRUST I
  (Exact name of registrant and co-registrant as specified in its charter)


                Florida                                59-3264661
               Delaware                                Applied for
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


              111 SECOND AVENUE N.E.
              ST. PETERSBURG, FLORIDA                     33701
      (Address of principal executive office)           (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                    Name of each exchange on
          which to be so registered              each class is to be registered
                    NONE                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

         ___%     CUMULATIVE TRUST PREFERRED SECURITIES OF RBI CAPITAL TRUST I
         ___%     JUNIOR SUBORDINATED DEBENTURES OF REPUBLIC BANCSHARES, INC.
                  GUARANTEE OF REPUBLIC BANCSHARES, INC. OF CERTAIN OBLIGATIONS
                  UNDER THE PREFERRED SECURITIES (title of Class)

================================================================================

                           REPUBLIC BANCSHARES, INC.
                              RBI CAPITAL TRUST I

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Securities to be registered hereunder is set forth under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-___ and 333-___), filed with the Securities and Exchange Commission on May 30, 1997, which description is incorporated herein by reference.

ITEM 2.          EXHIBITS.

         The following exhibits are filed herewith:

         4.1 Form of Indenture with respect to Republic Bancshares, Inc.'s Junior Subordinated Debentures (incorporated by reference to
                 Exhibit 4.1 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-___ and 333-___)).

         4.2 Form of Specimen Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-___ and 333-___)).

         4.3 Certificate of Trust of RBI Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-___ and 333-___)).

         4.4 Trust Agreement of RBI Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-_____ and 333-_____)).

         4.5 Form of Amended and Restated Trust Agreement of RBI Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-_____ and 333-_____)).

         4.6 Form of Certificate for Cumulative Trust Preferred Securities of RBI Capital Trust I (incorporated by reference to Exhibit
                 4.6 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333- ___ and 333-___)).

         4.7 Form of Guarantee Agreement for RBI Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-___ and 333-___)).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Republic Bancshares, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        REPUBLIC BANCSHARES, INC.



                                        By:  /s/ John Sapanski
                                            ----------------------------------
                                            John Sapanski, Chairman of the
                                            Board of Directors and Chief
                                            Executive Officer

Date:  May 30, 1997



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, RBI Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            RBI CAPITAL TRUST I



                                            By: /s/ John Sapanski
                                               -------------------------------
                                               John Sapanski, Trustee

Date:  May 30, 1997